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                                                           Exhibit 10.3


                                 EMPLOYMENT AGREEMENT

                                       BETWEEN
                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC. AND
                                 HARRY O. CHRISTENSON



    THIS AGREEMENT, is made as of the 18th day of November, 1996, between Conversion Technologies International, Inc., a Delaware corporation (the "Company") and Harry O. Christenson (the "Employee").

    WHEREAS, the parties desire to enter into this Agreement simultaneously with the execution and delivery of an Agreement and Plan of Reorganization (the "Merger Agreement") relating to the merger (the "Merger") of Octagon, Inc. ("Octagon") with and into a subsidiary of the Company for the purpose of setting forth the terms and conditions of the employment relationship of the Employee with the Company effective upon the date of consummation of the Merger (hereinafter, the "Effective Date");

    WHEREAS, the Board of Directors of the Company (the "Board") has approved and authorized the entry into this Agreement with the Employee;

    NOW, THEREFORE, it is agreed as follows:

1. EMPLOYMENT. From the Effective Date, the Employee shall function as Chief Financial Officer of the Company. The Employee's duties and responsibilities shall be consistent with the duties of those performed by a Chief Financial Officer in a Contemporary Public Company (listed on NASDAQ) and of a similar size and scale. The Employee shall report to the President and Chief Operating Officer of the Company, but shall have complete and unhindered access to the Board of Directors and shall serve at the discretion of the Audit Committee of the Board of Directors. The Employee shall devote his best efforts to the Company and his position, which shall include such additional duties as the Board, directly or through the President of the Company, may from time to time reasonably direct and that are reasonably consistent with the Employee's education, experience and background. During the terms of this Agreement, there shall be no material increase or decrease in the duties and responsibilities of the Employee other than as provided herein, unless the parties agree otherwise in writing. During the term of this Agreement, the Employee shall not be required to relocate.

2.  COMPENSATION.

    (a) SALARY. Beginning on the Effective Date, the Company agrees to pay the Employee during the term of this Agreement a salary at an annual rate equal to $160,000 per year ($13,333.33 per month payable at the Company's standard payroll periods). The Employee shall not receive an annual bonus or an incentive



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         bonus, except as may be provided by the Board.  The Employee acknowledges that any and all deferred compensation, bonuses, accrued but unused vacation or other compensation earned or otherwise to be received by the Employee as a result of his employment with Octagon, will have been received or waived by the Employee prior to the Effective Date (other than the Merger Shares (as defined below) to be received by the Employee in the Merger), and the Employee hereby releases the Company (and, effective as of the Effective Date, Octagon as a subsidiary of the Company) from any liability in connection therewith.

    (b) ADJUSTMENT IN SALARY. The Employee's salary shall be increased at the discretion of the Compensation Committee of the Board of Directors of the Company. The salary of Employee shall not be decreased at any time during the term of this Agreement unless the Employee agrees otherwise in writing. Participation in deferred compensation, discretionary bonuses, retirement and other employee benefit plans and fringe benefits shall not reduce the salary payable to employee.

3. INSURANCE, RETIREMENT AND EMPLOYEE BENEFIT PLANS: FRINGE BENEFITS, BUSINESS EXPENSES.

    (a) BENEFITS AND PRE-REQUISITES. The Employee shall be entitled to participate in any plan of the Company relating to stock options, restricted stock, employee stock purchase or ownership, pension, thrift, profit sharing, group life insurance, medical coverage, education, or other retirement or employee benefit plans or arrangements that the Company has adopted or may adopt for the benefit of its employees or executive officers. The Employee shall also be entitled to participate in, or enjoy the benefit of, any other fringe benefits or perquisites that are now or may be or become applicable to the Company's executive employees (other than paid life insurance, which was taken on the life of Harvey Goldman as a condition to consummation of the Company's initial public offering). The Employee shall also be provided with a car allowance in the amount of $600.00 per month.

    (b) BUSINESS EXPENSES. During the term of the Employee's employment by the Company, the Company shall promptly reimburse the Employee for all reasonable and customary expenses incurred by the Employee in performing services for the Company, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures establish by the Company.

    (c) STOCK GRANT AND OPTIONS. The Employee shall be entitled to participate in a Board approved stock option incentive program that is now or may become applicable to the Company's executive employees.

    (d) RELOCATION. The Company recognizes that the Employee was required to relocate from the Virginia area to the Orlando area in order to perform the duties of the


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         Chairman and Chief Financial Officer of Octagon, Inc.  The Employee
         will be reimbursed for all reasonable Realtors fees and closing costs for the sale of the Virginia residence if not sold as of the Effective Date.

4. TERM. The initial term of this Agreement shall be twelve (12) months from the Effective Date. This Agreement may not be terminated by the Company without cause during the first twelve (12) months of the term. Thereafter, the Company must provide Employee with not less than six (6) months written notice of intent to terminate the Agreement without cause. This Agreement shall be automatically renewed for each additional year on each anniversary date of the Effective Date, unless either party gives contrary written notice to the other hereto not less than six (6) months before such anniversary date. The initial term and all such renewal terms are collectively referred to herein as the term of this Agreement.

5. EMPLOYMENT ESCROW ACCOUNT. The Employee shall deliver 34,560 Merger Shares (as defined in the Merger Agreement) to the Secretary of the Company to be held in escrow (the "Employment Escrow Account"). Six months after the Effective Date, 5,760 of the Merger Shares shall be released to the Employee. Thereafter, each month for the next five months, an additional 5,760 Merger Shares shall be released to the Employee. Accordingly, the Employment Escrow Account shall be terminated one year after the Effective Date. Merger Shares subject to the Employment Escrow Account may not be sold, assigned, pledged or hypothecated by the Employee until released; however the Employee shall be entitled to vote such Merger Shares. Any dividends or other distribution on such shares shall be placed in the Employment Escrow Account to be released upon release of the Merger Shares.

6. VOLUNTARY ABSENCES: VACATIONS. The Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable period of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise approves. The Employee shall be entitled to an annual paid vacation of at least four weeks per year or such longer period as the Board may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled to receive compensation in lieu of vacation if he is unable to utilize the full amount of paid vacation time available to him in any year.

7. TERMINATION OF EMPLOYMENT. The Employee's employment may be terminated without any breach of this Agreement only under the following circumstances:

    (a)  DEATH.  The Employee's employment shall terminate upon his death.

    (b) DISABILITY. The Company may terminate the Employee's employment because of Disability. For this purpose, "Disability" shall mean the inability of the Employee to perform his duties under this Agreement because of physical illness or incapacity for a continuous period of six months during which the Employee shall


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         have been absent from his duties under this Agreement on a substantially full-time basis.

    (c) CAUSE. The Company may terminate the Employee's employment for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment only in the event of (1) the willful and continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from the Employee's inability to perform such duties as a result of physical illness or incapacity or any such actual or anticipated failure after the delivery of a Notice of Termination, as defined in Sections 7(e), by the Employee for Good Reason, as defined, in Section 7(d)(2)), after delivery to the Employee of a written demand for substantial performance that specifically identifies the manner in which the Company believes that the Employee has not substantially performed his duties and a reasonable opportunity to cure; (2) willful misconduct by the Employee that causes actual and substantial damage to the business and operations of the Company, the continuation of which, in the reasonable judgment of the Board, will continue to substantially and materially damage the Company; or (3) conviction of the Employee of a felony. The Employee shall not be deemed to have been terminated for Cause unless the Employee shall have been provided with (i) not less than 60 days written notice setting forth the reasons that the Company believes constitute Cause for the termination of his employment; (ii) a reasonable opportunity to be heard by the Board, after not less than 10 days following the Company's 60 day notice; and (iii) a Notice of Termination, as defined in Section 7(e), from the Board finding that, in the reasonable good faith opinion of the Board, Cause for the termination exists and specifying the particulars thereof in reasonable detail.

    (d) TERMINATION BY THE EMPLOYEE. The Employee may terminate his employment (a) for Good Reason or (b) for any other reason at any time, in each case, by giving sixty days prior written notice to the Company.

         For this purpose, "Good Reason" shall mean:

         (1) The assignment to the Employee of any duties inconsistent with the Employee's status as stipulated in Section 1 of this Agreement or any substantial adverse alteration in the nature or status of the Employee's responsibilities;

         (2) Any change in the Employee's reporting responsibility such that the Employee is required to report other than to the President and Chief Operating Officer or the failure of the Employee to have complete and unhindered access to the Board of Directors or serve at the discretion of the Audit Committee of the Board of Directors;


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         (3)  Any purported termination of the Employee's employment by the
              Company that is not effected pursuant to a Notice of Termination satisfying the requirements of Sections 7(c) and (e) hereof;

         (4) Any other failure by the Company to comply with any material provision of this Agreement which failure continues for more than ten days after written notice of such noncompliance from the Employee; or

         (5) Any notice given by the Company to the Employee under Section 4 hereof that this Agreement will not be renewed on any anniversary date.

    (e) NOTICE OF TERMINATION. Any termination of the Employee's employment by the Company or by the Employee hereto shall be communicated to the other party by a written Notice of Termination. Any Notice of Termination given by a party shall specify the particular termination provision of this Agreement relied upon by such party and shall set forth in reasonable detail the facts and circumstances relied upon as providing a basis for the termination under the provision so specified.

    (f) TERMINATION DATE. Termination Date shall mean (1) if the Employee's employment is terminated by his death, the date of his death; (2) if the Employee's employment is terminated pursuant to Section 7(b) hereof, the date specified in the Notice of Termination, which shall be after the expiration of the six month period specified in that subsection; (3) if the Employee's employment is terminated by the Company for Cause, the date specified in the Notice of Termination or the Board's determination confirming cause as specified in Section 7(c), whichever is later, or (4) if the Employee's employment is terminated for any other reason, sixty days following the date on which the Notice of Termination is given.

8.  COMPENSATION UPON TERMINATION OF EMPLOYMENT.

    (a) TERMINATION FOR CAUSE OR WITHOUT GOOD REASON. If the Employee's employment is terminated by the Company for Cause, or by the Employee other than for Good Reason, the Company shall pay the Employee his salary through the Termination Date and the Company shall have no further obligation to the Employee hereunder, except with regard to obligations owed under Section 2 (b) herein and any other benefits to which Employee may be entitled, as specified in Section 8(c)(4) below. Any Merger Shares (and any dividends or other distributions made with respect thereto) still remaining in the Employee Escrow Account on the Effective Date of termination pursuant to this Section 8(a) shall be canceled and/or returned to the Company, and the Employee shall have no rights therein or thereto; provided, however, that such Merger Shares shall not be canceled (and shall be released to the Employee) in the event the Employee voluntarily resigns his employment as the result of the repeated failure by the Company or its



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         executive officers to follow the lawful and reasonable advice of the
         Employee with respect to financial reporting and corporate disclosures; provided further, however, that (i) such failure could reasonably be expected to have material adverse impact on the Company, result in a material misstatement or omission or constitute a violation of law and (ii) the Employee shall have first advised the Audit Committee of the Board of Directors of such failure.

    (b) TERMINATION BECAUSE OF DISABILITY. If the Employee's employment is terminated by the Company because of Disability under Section 7(b) hereof, the employee shall be entitled to the benefits of the then current disability policies of the Company or Octagon, as applicable, and any Merger Shares then remaining in the Employee Escrow Account shall immediately be released to the Employee. The Company will review the Company's disability policies with respect to its senior executives in good faith with respect to expanded coverage opportunities that may be available on satisfactory economic terms.

    (c)  TERMINATION BECAUSE OF DEATH, WITHOUT CAUSE OR WITH GOOD REASON.  If
         (i) in breach of this Agreement, the Company shall terminate the Employee's employment other than (a) for cause or (b) because of Disability or (ii) the Employee shall terminate his employment for Good Reason (OTHER THAN PURSUANT TO SECTION 7(D)(5)) or because of his death, then:

         (1) The Company shall pay the Employee or his estate his salary through the Termination Date and all other unpaid and pro rata amounts to which the Employee is entitled as of the Termination Date under any compensation plan or program of the Company, including, without limitation, any incentive performance bonus and all accrued vacation time - such payments are to be made in a lump sum on or before the Termination Date.

         (2) The Company will release the balance of the Merger Shares held in the Employment Escrow Account; which shares shall be released to the Employee or his estate on the Termination Date (unless said shares have been released at an earlier time pursuant to Section 5 hereof);

         (3) The Company shall pay as liquidated damages to the Employee, and in lieu of any further salary payments hereunder for periods after the Termination Date, an amount equal to the Employee's annual salary, specified in Section 2(a) hereof, which amount shall be paid in a lump sum no later than fifteen (15) days subsequent to the Termination Date.

         (4) In addition to the liquidated damages amounts that are payable to the Employee, the following shall apply: (A) the Employee shall continue to participate in, and accrue benefits under, all retirement, pension, profit sharing, employee stock, ownership, thrift, and other deferred


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              compensation plans of the Company for the remaining term of this
              Agreement as if the termination of employment of the Employee had not occurred (with Employee being deemed to receive annually for the purposes of such plans the Employee's then current salary (at the time of his termination) under Section 2(a) of this Agreement), except to the extent that such continued participation and accrual is expressly prohibited by law, or to the extent such plan constitutes a "qualified plan" under Section 401 of the Internal Revenue Code of 1986, as amended ("the Code"), by the terms of the plan, in which case the Company shall provide the Employee a substantially equivalent, unfunded, nonqualified benefit; (B) the Employee shall be entitled to continue to receive all other employee benefits and then existing fringe benefits referred to in Section 3(a) and (b) hereof for the remaining term of this Agreement as if the termination of employment had not occurred; (C) the Company shall, on the Termination Date, establish an irrevocable trust that meets the guidelines set forth in Rev. Proc. 92-64 published by the Internal Revenue Service (as the same may be modified or supplemented from time to time) (the "Trust"), the assets of which will be held, subject to the claims of creditors of the Company, solely to provide for the benefits that the Employee is entitled to under this Section 8(c)(3); and the Company shall transfer to the Trust an amount sufficient to provide for such benefits; and (D) all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Company that are in effect on the date the Notice of Termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action while may be applicable to such acts or omissions; and

         (5) The liquidation damages amount and other benefits provided for in this Section 8(c) shall not be reduced by any compensation or benefits that the Employee may receive for other employment with the Company.

    (d) COST OF ENFORCEMENT. In the event the employment of the Employee is terminated by the Company because of Disability or without Cause or by the Employee for Good Reason, and the Company fails to make timely payment of the amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorney's fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate. (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by the Wall Street Journal, compounded monthly, for the period from the date of employment termination until payment is made to


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         the Employee.  Such reimbursement and interest shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

    (e) PARACHUTE PAYMENT LIMITATION. If any payment or benefit to the Employee under this Agreement would be considered a "parachute payment" within the meaning of Section 280G9(b)(2) of the Code and if, after reduction for any applicable federal excise tax imposed by
         Section 4999 of the Code (the "Excise Tax") and federal income tax imposed by the Code, the Employee's net proceeds of the amounts payable and the benefits provided under This Agreement would be less than the amount of the Employee's net proceeds resulting form the payment of the Reduced Amount described below, after reduction for federal income taxes, then the amount payable and the benefits provided under this Agreement shall be limited to the Reduced Amount. The "Reduced Amount" shall be the largest amount that could be received by the Employee under this Agreement such that no amount paid to the Employee under this Agreement and any other agreement, contract, or understanding heretofore or hereafter entered into between the Employee and the Company (the "Other Agreement") and any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company for the direct or indirect provision of compensation to the Employee (including groups or classes of participants of beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is subject to the Excise Tax. In the event that the amount payable to the Employee shall be limited to the Reduced Amount, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreement, and/or any Benefits Plan, that should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be subject to the Excise Tax.

9. CONFIDENTIALITY. In consideration of the willingness of the Company to employ the Employee and the compensation to be paid and benefits to be received therefore, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Employee agrees as follows:

    (a) THE COMPANY OWNS ALL OF THE EMPLOYEE'S WORK WHICH IS PERFORMED FOR COMPANY. Company acknowledges that Employee is a full time employee that work performed by Employee for himself or another employer will be owned by Company. All improvements, discoveries, inventions, designs - documents, licenses and patents, or other data devised, conceived, made, developers, obtained, filed, perfected, acquired, or first reduced to practice, in whole or in part, or in the regular course of employment by the Employee during the term of this Agreement, and related in any way to the business, including development and research, of the Company or any subsidiary or affiliate engaged in business substantially similar to that of the Company shall be promptly disclosed to the Company. The Employee hereby assigns and transfers to the Company all his right, interest and title hereto, and such improvements, discoveries, inventions,

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         designs, documents, licenses and patents, or other data shall become the property of the Company. During the term of this Agreement, and at any time thereafter, upon request of the Company, the Employee will join and render assistance in any proceedings and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce, letters patent, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents, licenses and patents, or other data as required for vesting and maintaining title to same in the Company.

    (b) NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee agrees and acknowledges that the term "Confidential and Proprietary Information" shall mean any and all information not in public domain, in any form, emanating from or relating to the Company or its subsidiaries and affiliates, including, but not limited to, trade secrets, technical information, costs, designs, drawings, processes, systems, methods of operation and procedures, formulae, test data, know-how, improvements, price lists, financial data, code books, invoices and other financial statements, computer programs, discs and printouts, sketches, and plans (engineering, architectural or otherwise), customer lists, telephone numbers, names, addresses, information about equipment and processes (including specifications and operating manuals), or any other compilation of information written or unwritten that is used in the business of the Company or any subsidiary or affiliate and that gives the Company or any subsidiary or affiliate any opportunity to obtain an advantage over competitors of the Company who do not know or use such information. The Employee agrees and acknowledges that all Confidential and Proprietary Information, in any form, and all copies and extracts thereof, is and are and shall remain the sole and exclusive property of the Company and, upon termination of his employment with the Company hereby agrees to return to the Company the originals and all copies of any Confidential and Proprietary Information provided to or acquired by the Employee during the period of his employment. Except as ordered by a court of competent jurisdiction, the Employee expressly agrees never to disclose to any person (except to other Company employees, and then only on a "need to know" basis) or entity any Confidential and Proprietary Information either during the term of this Agreement or at any time after the termination of his employment, except with the express written authorization and consent of the Company.

    (c) CUSTOMERS INFORMATION. The Employee understands and acknowledges that each customer of the Company or its subsidiaries or affiliates will disclose information will be within the Company's control in connection with the Company's furnishing of services to its customer. The Employee covenants and agrees to hold such information in the strictest confidence and shall treat such information in the same manner as if such information were "Confidential and Proprietary Information," as defined herein.


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10. OTHER CONTRACTS.  Each party acknowledges that Employee is employed on a
    full time basis.   The Employee may not accept employment with a third
    party or undertake other activities for compensation at any time during the term of this Agreement which prevent Employee from discharging his duties hereunder.

11. RESTRICTIVE COVENANT.

         (a) The Employee acknowledges and recognizes that during the term hereof he will be privy to trade secrets and confidential proprietary information critical to the Business of the Company and its Affiliates and further acknowledges and recognizes that the Company would find it extremely difficult to replace the Employee. Accordingly, if the Employee terminates his employment without a Good Reason, or the Company terminates the Employee for Cause, the Employee shall not, during the term hereof and for the one-year period following termination, (i) directly or indirectly engage in, represent in any way, or be connected with, any business (such business being referred to herein as a "Competing Business") competing with the business of the Company or any of its Affiliates within any state or country in which the Company or any such Affiliate transacts business, whether such engagement shall be as an officer, director, owner, employee, partner, Affiliate or other participant in any Competing Business, (ii) assist others in engaging in any Competing business in the manner described in clause (i) above, (iii) induce any employees of the Company or any of its Affiliates to terminate their employment with the Company or any such Affiliate, or to engage in any Competing Business, or (iv) induce any entity or person with which the Company or any of its Affiliates has a business relationship to terminate or alter such business relationship; provided, however, that nothing contained in this Section 11(a) shall prevent, restrain or otherwise restrict the Employee from owning 5% or less of any class of securities of any competitor of the Company so long as such securities are listed for trade by NASDAQ in the over-the-counter market or are traded on an organized securities exchange.

         (b) The Company and the Employee expressly acknowledge and agree that no restrictive covenants will be imposed upon the Employee if the Employee terminates his employment for Good Reason or the Company terminates the Employee without Cause. If the Company allegedly terminates the Employee "For Cause" and the Employee does not agree with such allegation, no restrictive covenants shall be imposed upon the Employee unless and until a judicial decision finds that the Company was justified in terminating the Employee "For Cause."

         (c) The Employee understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the Business of the


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              Company and its Affiliates, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company as provided hereunder, to justify clearly such restrictions. The Company reserves the right to provide additional compensation to Employee to the extent necessary to enforce this restrictive covenant.

12. AMENDMENTS OR ADDITIONS: ACTION BY BOARD. No amendments or additions to the Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a two-thirds affirmative vote of the full Board shall be required in order for the Company to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of the Agreement, or to take any other action under this Agreement including any Notice of Termination.

13. MISCELLANEOUS.

    (a) NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be personally delivered or mailed by first class registered or certified mail, postage prepaid, return receipt requested, or transmitted by facsimile, telegram or telex addressed to the Company or the Employee at the addresses set forth on the signature page of this Agreement, or at such other address as such party may designate by ten days advance written notice to the other party.

         Each notice or communication that shall have been transmitted in the manner described above, or that shall have been delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is sent to the addressee (with return receipt, delivery receipt or (with respect to a telex) the answer back being deemed" conclusive, but not exclusive, evidence of such sending) or at such time as delivery is refused by the addressee upon presentation.

    (b) SEVERABILITY. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever this is a conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within applicable
         legal requirements.   If any provision of this Agreement should be
         held invalid or unenforceable, the remaining provisions shall be unaffected by such a holding.

    (c) COMPLETE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties relating to the subject matter hereof, and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, relating to the subject matter hereof. Upon the Effective Date, the Employment Agreement dated, December 1, 1995 between Octagon, Inc. and the Employee shall cease to be of any further force or effect,


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

         and the Employee releases the Company, and effective as of the Effective Date, Octagon, from any claims thereunder.

    (d) SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business and assets, but except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may; be assigned by the Company or the Employee. However, in the event of the death of the Employee, all rights to receive payments hereunder shall become the rights of the Employee's estate.

    (e) SECTION HEADINGS. The Section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

    (f) GOVERNING LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State as such laws are applied to contracts entered into and to be performed entirely within the State of Delaware.

    (g)  INDEMNIFICATION.

         (1) ACKNOWLEDGMENT OF PRIOR STATUS. The parties acknowledge that Employee has previously acted as the Chief Financial Officer of Power Systems Energy Services, Inc. and as Chairman of the Board of Directors, Vice President and Chief Financial Officer of Octagon, Inc. which will become a wholly owned subsidiary of the Company on the Effective Date.

         (2) UNDERTAKING OF COMPANY. In order to induce Employee to execute this Agreement, Company agrees to maintain Octagon's present indemnification obligation to Employee for six years following the Effective Date.

    IN WITNESS WHEREOF, the parties have executed and delivered the Agreement on the day and year first above written.



CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
a Delaware corporation



By:_________________________________________________

____________________________________________________


Address:____________________________________________

____________________________________________________


HARRY O. CHRISTENSON


____________________________________________________


Address:  1584 Rockdale Loop
Heathrow, Florida 32746






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